EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2020 RESULTS
~ Solid Utilization and ABR, Coupled with SG&A Leverage, Drive Strong Profitability; Company Reinstates Revenue and Earnings Guidance ~

ST. LOUIS (October 29, 2020) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended September 30, 2020.

Financial Highlights

For the quarter ended September 30, 2020:
•Services revenues net of reimbursed expenses increased 11% to $155.2 million from $140.2 million in the third quarter of 2019;
•Total revenues increased 9% to $157.7 million from $144.7 million in the third quarter of 2019;
•Net income decreased 37% to $6.2 million from $9.8 million in the third quarter of 2019, reflecting a nonrecurring loss on debt extinguishment and an adjustment to fair value of contingent consideration;
•GAAP earnings per share results on a fully diluted basis decreased 37% to $0.19 from $0.30 in the third quarter of 2019, reflecting a nonrecurring loss on debt extinguishment and an adjustment to fair value of contingent consideration;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 20% to $0.67 from $0.56 in the third quarter of 2019; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 23% to $31.1 million from $25.3 million in the third quarter of 2019.

“During the pandemic, Perficient has proven to be nimble, agile and capable of continuing to thrive by landing new and expanding existing customer relationships with the world's leading enterprises,” said Jeffrey Davis, chairman and CEO. “Now more than ever, Fortune 1000 clients must invest to become fully digital, and they need a trusted, knowledgeable partner with a global presence capable of delivering the right solutions at the right time. Heading into 2021, Perficient is well-positioned to continue building momentum, generating growth, and increasing profitability.”

Other Highlights

Among other recent achievements, Perficient:

•In August 2020, completed a private offering of $230 million aggregate principle amount of 1.25% Convertible Senior Notes due 2025 and repurchased a portion of outstanding 2.375% Convertible Senior Notes due 2023;
•Entered into multi-year and multi-faceted partnerships with professional golfers Matthew Wolff, Morgan Pressel, and Abraham Ancer in mutually-beneficial marketing and sponsorship relationships;
•Was recognized by Modern Healthcare as one of the top 10 largest healthcare management consulting firms;
•Received multiple awards, including a Gold W3 Award and a Gold Muse Award, for the interactive virtual home experience Perficient created with DTE Energy. The awards recognize outstanding digital excellence in creating, designing, and executing customer experiences;
•Was listed in two Q3 Forrester Research digital process automation reports, including the Forrester “Wave: Digital Process Automation Service Providers, Q3 2020” report, which identified Perficient as one of “13 providers that matter most”;
•Was included in the Gartner “Competitive Landscape: Custom Software Development Services, Q3 2020” report as a custom software development service provider with some offshore or nearshore development centers; and
•Added new customer relationships and follow-on projects with leading companies including Ascension Health, Ashley Furniture, Bass Pro Shops, CIGNA Corporation, Conference of State Bank Supervisors, CommonSpirit Health, Enterprise Holdings, H&R Block, Jack Henry, Quest Diagnostics, Sanford Health, TD Ameritrade, Tenet Health, Toyota Motor North America, and Zipari.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2020 revenue to be in the range of $156 million to $161 million. Fourth quarter GAAP earnings per share is expected to be in the range of $0.36 to $0.39. Fourth quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.68 to $0.71.

Perficient is providing full year 2020 revenue guidance in the range of $606 million to $611 million, 2020 GAAP earnings per share guidance in the range of $1.02 to $1.05 and 2020 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance in the range of $2.42 to $2.45.

Conference Call Details

Perficient will host a conference call regarding third quarter 2020 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Third Quarter 2020 Results
WHEN: Thursday, October 29, 2020, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 6298404
REPLAY TIMES: October 29, 2020, at 2 p.m. Eastern, through Thursday, Nov. 5, 2020, at 1 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 6298404

About Perficient
Perficient is a leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K as supplemented by the Risk Factors contained in Part II, Item 1A of our Quarterly Reports on Form 10-Q filed on May 7, 2020, July 30, 2020 and October 29, 2020, respectively, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the COVID-19 pandemic on our business;
(3) the impact of the general economy and economic and political uncertainty on our business;
(4) risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
(5)    risks associated with the operation of our business generally, including:
a)    client demand for our services and solutions;
b)    maintaining a balance of our supply of skills and resources with client demand;
c)    effectively competing in a highly competitive market;
d)    protecting our clients’ and our data and information;
e)    risks from international operations including fluctuations in exchange rates;
f)    changes to immigration policies;
g)    obtaining favorable pricing to reflect services provided;
h)    adapting to changes in technologies and offerings;
i)     risk of loss of one or more significant software vendors;
j)     making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;
k)    maintaining effective internal controls; and
l)     changes to tax levels, audits, investigations, tax laws or their interpretation;
(6)   risks associated with managing growth organically and through acquisitions;
(7)   risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8) legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)   the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Services excluding reimbursable expenses	$155,242	$140,173	$440,556	$405,969
Reimbursable expenses	1,513	3,887	7,437	12,191
Total services	156,755	144,060	447,993	418,160
Software and hardware	923	624	1,586	2,208
Total revenues	157,678	144,684	449,579	420,368

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	94,858	87,716	275,521	259,858
Stock compensation	1,846	1,519	5,555	4,963
Total cost of revenues	96,704	89,235	281,076	264,821

Selling, general and administrative	31,671	31,709	92,775	91,982
Stock compensation	2,895	2,825	8,888	8,236
Total selling, general and administrative	34,566	34,534	101,663	100,218

Depreciation	1,388	1,095	3,993	3,181
Amortization	7,237	3,997	15,557	12,144
Acquisition costs	57	17	3,657	595
Adjustment to fair value of contingent consideration	2,061	(2)	3,793	(310)
Income from operations	15,665	15,808	39,840	39,719

Net interest expense	2,808	1,895	6,795	5,551
Loss on debt extinguishment	4,337	—	4,337	—
Net other (income) expense	(9)	10	(17)	(34)
Income before income taxes	8,529	13,903	28,725	34,202
Provision for income taxes	2,352	4,124	6,965	8,869

Net income	$6,177	$9,779	$21,760	$25,333

Basic net income per share	$0.19	$0.31	$0.68	$0.81
Diluted net income per share	$0.19	$0.30	$0.67	$0.79
Shares used in computing basic net income per share	31,873	31,246	31,800	31,321
Shares used in computing diluted net income per share	32,649	32,159	32,509	32,197

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2020 (unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$50,032	$70,728
Accounts receivable, net	137,043	129,118
Prepaid expenses	6,187	4,647
Other current assets	4,630	7,404
Total current assets	197,892	211,897
Property and equipment, net	12,038	12,170
Operating lease right-of-use assets	40,186	27,748
Goodwill	419,029	335,564
Intangible assets, net	67,347	37,953
Other non-current assets	17,802	15,160
Total assets	$754,294	$640,492

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,519	$23,081
Other current liabilities	84,179	61,503
Total current liabilities	100,698	84,584
Long-term debt, net	187,737	124,664
Operating lease liabilities	30,813	19,649
Other non-current liabilities	48,621	30,580
Total liabilities	367,869	259,477
Stockholders' equity:
Preferred stock	—	—
Common stock	50	49
Additional paid-in capital	457,528	455,465
Accumulated other comprehensive loss	(4,776)	(2,650)
Treasury stock	(277,597)	(261,624)
Retained earnings	211,220	189,775
Total stockholders' equity	386,425	381,015
Total liabilities and stockholders' equity	$754,294	$640,492

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2025 Notes” and the “2023 Notes,” respectively, and together, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts are being amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Loss on Extinguishment of Debt
Perficient repurchased a portion of its 2023 Notes during the third quarter of 2020, which resulted in a loss on extinguishment of debt. Perficient believes that excluding this loss from its non-GAAP financial measures is useful to investors because the expense is infrequent and not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Net Income	$6,177	$9,779	$21,760	$25,333
Adjustments:
Provision for income taxes	2,352	4,124	6,965	8,869
Amortization	7,237	3,997	15,557	12,144
Acquisition costs	57	17	3,657	595
Adjustment to fair value of contingent consideration	2,061	(2)	3,793	(310)
Amortization of debt discount and issuance costs	1,929	1,173	4,345	3,480
Loss on extinguishment of debt	4,337	—	4,337	—
Stock compensation	4,741	4,344	14,443	13,199
Adjusted Net Income Before Tax	28,891	23,432	74,857	63,310
Adjusted income tax (1)	7,165	5,553	18,415	15,194
Adjusted Net Income	$21,726	$17,879	$56,442	$48,116

GAAP Earnings Per Share (diluted)	$0.19	$0.30	$0.67	$0.79
Adjusted Earnings Per Share (diluted)	$0.67	$0.56	$1.74	$1.49

Shares used in computing GAAP Earnings Per Share (diluted)	32,649	32,159	32,509	32,197
Dilution offset from convertible note hedge transactions	(22)	—	(57)	—
Shares used in computing Adjusted Earnings Per Share (diluted)	32,627	32,159	32,452	32,197

(1) The estimated adjusted effective tax rate of 24.8% and 23.7% for the three months ended September 30, 2020 and 2019, respectively, and 24.6% and 24.0% for the nine months ended September 30, 2020 and 2019, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Net Income	$6,177	$9,779	$21,760	$25,333
Adjustments:
Provision for income taxes	2,352	4,124	6,965	8,869
Net interest expense	2,808	1,895	6,795	5,551
Net other (income) expense	(9)	10	(17)	(34)
Depreciation	1,388	1,095	3,993	3,181
Amortization	7,237	3,997	15,557	12,144
Acquisition costs	57	17	3,657	595
Adjustment to fair value of contingent consideration	2,061	(2)	3,793	(310)
Loss on extinguishment of debt	4,337	—	4,337	—
Stock compensation	4,741	4,344	14,443	13,199
Adjusted EBITDA (1)	$31,149	$25,259	$81,283	$68,528

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q4 2020		Full Year 2020
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.36	$0.39	$1.02	$1.05
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.46	0.46	1.89	1.89
Tax effect of reconciling items	(0.14)	(0.14)	(0.49)	(0.49)
Adjusted EPS	$0.68	$0.71	$2.42	$2.45

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, loss on extinguishment of debt, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q4 2020 and full year 2020 GAAP effective income tax rate to be approximately 20% and 23%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2020 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

(in millions)	Q4 2020	Full Year 2020
GAAP Fully Diluted Shares	32.6	32.5
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	—	—
Adjusted Fully Diluted Shares	32.6	32.5

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018.